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                                                                     EXHIBIT 1.1


                                  $200,000,000

                  PLAINS EXPLORATION & PRODUCTION COMPANY, L.P.
                               PLAINS E&P COMPANY

                    8.75% Senior Subordinated Notes due 2012

                               Purchase Agreement

                                                                   June 28, 2002

J.P. Morgan Securities Inc.
Goldman, Sachs & Co.
  As Representatives of the
  several Initial Purchasers listed
  in Schedule 1 hereto

c/o J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York  10017

and

Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004

Ladies and Gentlemen:

     Plains Exploration & Production Company, L.P., a California limited partnership (the "Company") and Plains E&P Company, a Delaware corporation (collectively with the Company, the "Issuers"), both subsidiaries of Plains Resources Inc., a Delaware corporation (the "Parent"), propose to issue and sell to the several Initial Purchasers listed in Schedule 1 hereto (the "Initial Purchasers"), for whom you are acting as representatives (the "Representatives"), $200,000,000 principal amount of their 8.75% Senior Subordinated Notes due 2012 (the "Securities"), for which the Issuers are joint and several obligors. The Securities will be issued pursuant to an Indenture to be dated as of July 3, 2002 (the "Indenture") among the Issuers, Arguello Inc., a Delaware corporation, Plains Illinois Inc., a Delaware corporation, Plains Resources International Inc., a Delaware corporation and PMCT Inc., a Delaware corporation (together the "Guarantors"), and JPMorgan Chase Bank, as trustee (the "Trustee"), and will be guaranteed on an unsecured senior subordinated basis by each of the Guarantors (the "Guarantees"). Simultaneous with the issuance and sale of the Securities and as a condition precedent thereto, the Company will enter into a senior credit agreement among the Company, the Guarantors, JPMorgan Chase Bank as sole administrative agent, and the other banks and financial institutions that are parties thereto (the "Credit Facility"). The proceeds of the sale of the Securities and the initial borrowings under the Credit Facility shall be used (i) to pay commissions and expenses related to the offering and (ii) distributed to the Parent, with Parent applying such amounts to redeem and cancel the commitments under Parent's existing revolving

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                                                                               2

credit facility (the "Parent Credit Facility") and to redeem Parent's 10.25% senior subordinated notes due 2006 (the "Parent Notes"). The Company currently intends, but is not obligated, to conduct a two-step migration to become a Delaware corporation (the "Reorganization"), subject to receiving certain consents and other conditions, and currently intends, but is not obligated, to conduct an initial public offering of up to 20% of its capital stock (the "IPO"). Parent has indicated that it currently intends, but is not obligated, to conduct a distribution of all of the capital stock that Parent will then own in the Company to Parent's shareholders in a transaction that would be tax-free to Parent and its shareholders (the "Spin-off") within a year.

     The Securities will be sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon an exemption therefrom. The Issuers have prepared a preliminary offering memorandum dated June 21, 2002 (the "Preliminary Offering Memorandum"), and will prepare an offering memorandum dated the date hereof (the "Offering Memorandum") setting forth information concerning the Issuers and the Securities. Copies of the Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by the Issuers to the Initial Purchasers pursuant to the terms of this Agreement. The Issuers hereby confirm that they have authorized the use of the Preliminary Offering Memorandum and the Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchasers in the manner contemplated by this Agreement. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Offering Memorandum.

     Holders of the Securities (including the Initial Purchasers and their direct and indirect transferees) will be entitled to the benefits of a Registration Rights Agreement, to be dated the Closing Date (as defined below) and substantially in the form attached hereto as Exhibit A (the "Registration Rights Agreement"), pursuant to which the Issuers and the Guarantors will agree to file one or more registration statements with the Securities and Exchange Commission (the "Commission") providing for the registration under the Securities Act of the Securities or the Exchange Securities referred to (and as defined) in the Registration Rights Agreement.

     Each of the Issuers hereby confirms its agreement with the several Initial Purchasers concerning the purchase and resale of the Securities, as follows:

     1. Purchase and Resale of the Securities. (a) Each of the Issuers agrees to issue and sell the Securities to the several Initial Purchasers as provided in this Agreement, and each Initial Purchaser, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Issuers the respective principal amount of Securities set forth opposite such Initial Purchaser's name in Schedule 1 hereto at a price equal to 98.00% of the principal amount thereof plus accrued interest, if any, from July 3, 2002 to the Closing Date. The Issuers will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

     (b) Each of the Issuers understands that the Initial Purchasers intend to offer the Securities for resale on the terms set forth in the Offering Memorandum. Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

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                                                                               3

          (i) it is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act (a "QIB") and an accredited investor within the meaning of Rule 501(a) under the Securities Act;

          (ii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act ("Regulation D") or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and

          (iii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities as part of their initial offering except:

               (A) within the United States to persons whom it reasonably believes to be QIBs in transactions pursuant to Rule 144A under the Securities Act ("Rule 144A") and in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of the Securities is aware that such sale is being made in reliance on Rule 144A; or

               (B) in accordance with the restrictions set forth in Annex A hereto.

          (c) Each Initial Purchaser acknowledges and agrees that the Issuers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 5(f) and 5(g), counsel for the Issuers and counsel for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers, and compliance by the Initial Purchasers with their agreements, contained in paragraph (b) above (including Annex A hereto), and each Initial Purchaser hereby consents to such reliance.

          (d) Each of the Issuers acknowledges and agrees that the Initial Purchasers may offer and sell Securities to or through any affiliate of an Initial Purchaser and that any such affiliate may offer and sell Securities purchased by it to or through any Initial Purchaser.

     2. Payment and Delivery. (a) Payment for and delivery of the Securities will be made at the offices of Akin, Gump, Strauss, Hauer & Feld, L.L.P. at 8:00 A.M., Texas time, on July 3, 2002, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Issuers may agree upon in writing. The time and date of such payment and delivery is referred to herein as the "Closing Date".

     (b) Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Issuers to the Representatives against delivery to the nominee of The Depository Trust Company, for the account of the Initial Purchasers, of one or more global notes representing the Securities (collectively, the "Global Note"), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Issuers. The Global Note will be made available for inspection by the Representatives not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

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                                                                               4

     3. Representations and Warranties of the Issuers and the Guarantors. The Issuers and the Guarantors jointly and severally represent and warrant to each Initial Purchaser that:

          (a) Offering Memorandum. The Preliminary Offering Memorandum, as of its date, did not, and the Offering Memorandum, in the form first used by the Initial Purchasers to confirm sales of the Securities and as of the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuers and the Guarantors make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representatives expressly for use in the Preliminary Offering Memorandum and the Offering Memorandum.

          (b) Financial Statements. The financial statements and the related notes thereto included in the Preliminary Offering Memorandum and the Offering Memorandum present fairly the combined financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby; and the other financial information included in the Preliminary Offering Memorandum and the Offering Memorandum (except for the "as adjusted" financial information presented therein) has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby.

          (c) No Material Adverse Change. Since the date of the most recent financial statements of the Company and its subsidiaries included in the Preliminary Offering Memorandum and the Offering Memorandum, (i) there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position or results of operations of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Preliminary Offering Memorandum and the Offering Memorandum.

          (d) Organization and Good Standing. The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing under

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                                                                               5
     the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Issuers and the Guarantors of their obligations under the Securities and the Guarantees (a "Material Adverse Effect"). The
     Company does not own or control, directly or indirectly, any corporation, association or other entity other than (i) the subsidiaries listed in
     Schedule 2 to this Agreement and (ii) the general partner interests of Arguello Inc. in the entities owning and operating the Point Arguello unit.

          (e) Capitalization. The Company has an authorized capitalization as set forth in the Preliminary Offering Memorandum and the Offering Memorandum under the heading "Capitalization"; and all the outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, except for such pledges existing under the Parent Credit Facility prior to the Closing Date, restrictions under the indenture relating to the Parent Notes prior to their redemption and pledges under the Credit Facility.

          (f) Due Authorization. Each of the Issuers and each of the Guarantors have the corporate or partnership, as the case may be, power and authority to execute and deliver this Agreement, the Securities, the Indenture (including the Guarantees set forth therein), the Exchange Securities, the Registration Rights Agreement, the Parent letter agreement and the transition agreements set forth on Schedule 3 hereto (the "Transition Documents") to which such entities are party (collectively, the "Transaction Documents") and to perform their respective obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

          (g) The Indenture. The Indenture has been duly authorized by each of the Issuers and each of the Guarantors and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of each of the Issuers and each of the Guarantors enforceable against each of the Issuers and each of the Guarantors in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, (ii) general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), (iii) commercial reasonableness and unconscionability and an implied covenant of good faith and fair dealing, (iv) the power of the courts to award damages in lieu of equitable remedies, and


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     (v) securities laws and public policy underlying such laws with respect to rights to indemnification and contribution (collectively, the "Enforceability Exceptions"); and on the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

          (h) The Notes and the Guarantees. The Notes have been duly authorized by each of the Issuers and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of each of the Issuers enforceable against each of the Issuers in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture; and the Indenture (including the Guarantees included therein) has been duly authorized by each of the Guarantors and, when the Notes have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be a valid and legally binding obligation of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

          (i) The Exchange Securities. On the Closing Date, the Exchange Securities (including the related guarantees) will have been duly authorized by each of the Issuers and each of the Guarantors and, when duly executed, authenticated, issued and delivered as contemplated by the Registration Rights Agreement, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of each of the Issuers, as issuer, and each of the Guarantors, as guarantor, enforceable against each of the Issuers and each of the Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

          (j) Purchase and Registration Rights Agreements. This Agreement has been duly authorized, executed and delivered by each of the Issuers and each of the Guarantors; and the Registration Rights Agreement has been duly authorized by each of the Issuers and each of the Guarantors and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of each of the Issuers and each of the Guarantors enforceable against each of the Issuers and each of the Guarantors in accordance with its terms, subject to the Enforceability Exceptions, and except that rights to indemnity and contribution thereunder may be limited by applicable law and public policy.

          (k) Other Transaction Documents. The Transition Documents have been duly authorized, executed and delivered by the Company and the Guarantors, as applicable, and constitute valid and legally binding agreements of the Company and the Guarantors, as applicable, enforceable against the Company and the Guarantors, as applicable, in accordance with their terms, subject to the Enforceability Exceptions.

          (l) Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in the Preliminary Offering Memorandum and the Offering Memorandum.

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                                                                               7

          (m) No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

          (n) No Conflicts. The execution, delivery and performance by each of the Issuers and each of the Guarantors of each of the Transaction Documents to which each is a party and the Credit Facility, the issuance and sale of the Securities (including the Guarantees) and compliance by each of the Issuers and each of the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents and the Credit Facility, including the use of the initial borrowings made on the Closing Date under the Credit Facility and the proceeds of the Securities will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except for the Parent Credit Facility and the indentures related to the Parent Notes prior to their redemption, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

          (o) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by each of the Issuers and each of the Guarantors of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities (including the Guarantees), the entering into and making initial borrowings on the Closing Date under the Credit Facility and compliance by each of the Issuers and each of the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, orders and registrations or qualifications (i) as may be required under applicable state securities laws in connection with the purchase and resale of the Securities by the Initial Purchasers, (ii) as may be required with respect to the Exchange Securities (including the related guarantees) under the federal and applicable state securities laws as contemplated by the Registration Rights Agreement, (iii) as have been

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                                                                               8

     obtained or made and (iv) filings required to release the existing liens under the Parent Credit Facility and to establish liens under the Credit Facility.

          (p) Legal Proceedings. Except as described in the Preliminary Offering Memorandum and the Offering Memorandum, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; and no such investigations, actions, suits or proceedings are threatened or, to the best knowledge of each of the Issuers and each of the Guarantors, contemplated by any governmental or regulatory authority or threatened by others.

          (q) Independent Accountants. PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its subsidiaries are independent public accountants with respect to the Company and its subsidiaries within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants and its interpretations and rulings thereunder.

          (r) Title to Real and Personal Property. Except as disclosed in the Offering Memorandum, the Company and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; or (iii) were created under the Parent Credit Facility and released on the Closing Date or are created under the Credit Facility.

          (s) Title to Intellectual Property. The Company and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses, except where the failure to own or possess such rights would not, individually or in the aggregate, have a Material Adverse Effect; and the conduct of their respective businesses will not conflict in any material respect with any such rights of others, and the Company and its subsidiaries have not received any notice of any claim of infringement of or conflict with any such rights of others, except where such notice, claim or conflict would not, individually or in the aggregate, have a Material Adverse Effect.

          (t) Investment Company Act. Neither the Company nor any of its subsidiaries is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Offering Memorandum none of them will be, an "investment company" or an entity "controlled" by an "investment

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                                                                               9

     company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, "Investment Company Act").

          (u) Taxes. The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof, except where the failure to make such payments or filings would not, individually or in the aggregate, have a Material Adverse Effect; and except as otherwise disclosed in the Preliminary Offering Memorandum and the Offering Memorandum, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets, except where such deficiency would not, individually or in the aggregate, have a Material Adverse Effect.

          (v) Licenses and Permits. The Company and its subsidiaries, or the general partner of the Company for the benefit of the Company and its subsidiaries, possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary or desirable for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Preliminary Offering Memorandum and the Offering Memorandum, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Preliminary Offering Memorandum and the Offering Memorandum, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, except where the failure to receive such renewal would not, individually or in the aggregate, have a Material Adverse Effect.

          (w) No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the best knowledge of each of the Issuers and each of the Guarantors, is contemplated or threatened.

          (x) Compliance With Environmental Laws. The Company and its subsidiaries (i) are, and at all times prior to the date hereof have been, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, "Environmental Laws"); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in any such case for any such failure to comply with, or failure to receive required permits, licenses or approvals, or liability, as would not, individually or in the aggregate, have a Material Adverse Effect.

        (y) Hazardous Substances. There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic wastes or hazardous substances, including, but not limited to, any naturally occurring radioactive materials, brine, drilling mud, crude oil, natural gas liquids and other petroleum materials, by, due to or caused by the Company or any of its subsidiaries (or, to the best of the Company's knowledge, any other entity (including any predecessor) for whose acts or omissions the Company or any of its subsidiaries is or could reasonably be expected to be liable) upon any of the property now or previously owned or leased by the Company or any of its subsidiaries, or upon any other property, in violation of any Environmental Laws or in a manner or to a location that could reasonably be expected to give rise to any liability under any Environmental Laws, except for any violation or liability which could not reasonably be expected to have, individually or in the aggregate with all such violations and liabilities, a Material Adverse Effect.

          (z) Compliance With ERISA. Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its affiliates has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the "Code"); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no "accumulated funding deficiency" as defined in
     Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

          (aa) Accounting Controls. The Company and its subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (bb) Insurance. Except as disclosed in the Offering Memorandum, the Parent, the Company and the Company's subsidiaries have insurance covering the properties, operations, personnel and businesses of the Company and its subsidiaries, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are customary in the oil and gas industry; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

          (cc) No Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the best knowledge of each of the Issuers and each of the Guarantors, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

          (dd) Solvency. On and immediately after the Closing Date, each of the Issuers and each of the Guarantors (after giving effect to the issuance of the Securities and the other transactions related thereto as described in the Offering Memorandum) will be Solvent. As used in this paragraph, the term "Solvent" means, with respect to a particular date and a particular person, that on such date (i) the present fair market value (or present fair saleable value) of the assets of such person and its subsidiaries, taken as a whole, is not less than the total amount required to pay the liabilities of such person on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured;
     (ii) such person and its subsidiaries, taken as a whole, are able to realize upon their assets and pay their debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the Securities as contemplated by this Agreement and the Offering Memorandum, each of the Issuers and each of the Guarantors is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; (iv) such person is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such person is engaged; and (v) such person is not a defendant in any civil action that would result in a judgment that the person and its subsidiaries, taken as a whole, is or would become unable to satisfy.

          (ee) No Restrictions on Subsidiaries. Except as disclosed in the Offering Memorandum, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's properties or assets to the Company or any other subsidiary of the Company, other than restrictions imposed by the indentures relating to the Parent Notes prior to their redemption.

          (ff) No Broker's Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Initial Purchaser for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the Securities.

          (gg) Rule 144A Eligibility. On the Closing Date, the Securities will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in an automated inter-dealer quotation system; and each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its respective date, contains or will contain all the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.

          (hh) No Integration. Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

          (ii) No General Solicitation or Directed Selling Efforts. None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no representation is made) has (i) solicited offers for, or offered or sold, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or (ii) engaged in any directed selling efforts within the meaning of Regulation S under the Securities Act ("Regulation S"), and all such persons have complied with the offering restrictions requirement of Regulation S.

          (jj) Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in
     Section 1(b) (including Annex A hereto) and their compliance with their agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by this Agreement and the Offering Memorandum, to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

          (kk) No Stabilization. None of the Issuers or any of the Guarantors has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

          (ll) Margin Rules. Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Issuers as described in the Offering Memorandum will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

          (mm) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Preliminary Offering Memorandum and the Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

          (nn) Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Preliminary Offering Memorandum and the Offering Memorandum is not based on or derived from sources that are reliable and accurate in all material respects.

          (oo) Reserve Report Data. The oil and gas reserve estimates of the Company and its subsidiaries contained in the Preliminary Offering Memorandum and the Offering Memorandum are derived from reports that have been prepared by independent petroleum consulting firms as set forth in the Preliminary Offering Memorandum and the Offering Memorandum, such reserve estimates fairly reflect the oil and gas reserves of the Company and its subsidiaries at the dates indicated in the Preliminary Offering Memorandum and the Offering Memorandum and are in accordance with the Commission guidelines applied on a consistent basis throughout the periods involved.

          (pp) Independent Petroleum Engineering Firms. Netherland, Sewell & Associates, Inc. and Ryder Scott Company are independent petroleum engineers with respect to the Company and its subsidiaries and H.J. Gruy and Associates, Inc. was an independent petroleum engineer with respect to the Company and its subsidiaries for the periods set forth in the Preliminary Offering Memorandum and the Offering Memorandum.

          (qq) Reorganization, IPO and Spin-Off. If conducted, each of the Reorganization, IPO and Spin-off will not materially adversely affect the holders of the Securities and will not result in the imposition of any material additional tax obligations on the holders of the Securities.

     4. Further Agreements of the Issuers and the Guarantors. Each of the Issuers and each of the Guarantors jointly and severally covenant and agree with each Initial Purchaser that:

          (a) Delivery of Copies. The Issuers will deliver to the Initial Purchasers as many copies of the Offering Memorandum (including all amendments and supplements thereto) as the Representatives may reasonably request.

          (b) Amendments or Supplements. Before making or distributing any amendment or supplement to the Offering Memorandum, the Issuers will furnish to the Representatives and counsel for the Initial Purchasers a copy of the proposed amendment or supplement for review, and will not distribute any such proposed amendment or supplement to which the Representatives reasonably object.

          (c) Notice to the Representatives. The Issuers will advise the Representatives promptly, and confirm such advice in writing, (i) of the issuance by any governmental or regulatory authority of any order preventing or suspending the use of the Preliminary Offering Memorandum or the Offering Memorandum or the initiation or threatening of any proceeding for that purpose; (ii) of the occurrence of any event at any time prior to the completion of the initial offering of the Securities as a result of which the Offering

     Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, not misleading; and (iii) of the receipt by any of the Issuers of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and each of the Issuers will use its reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of the Preliminary Offering Memorandum or the Offering Memorandum or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

          (d) Ongoing Compliance of the Offering Memorandum. If at any time prior to the completion of the initial offering of the Securities (i) any event shall occur or condition shall exist as a result of which the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Offering Memorandum to comply with law, the Issuers will immediately notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to the Offering Memorandum as may be necessary so that the statements in the Offering Memorandum as so amended or supplemented will not, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, be misleading or so that the Offering Memorandum will comply with law.

          (e) Blue Sky Compliance. The Issuers will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for the offering and resale of the Securities; provided that none of the Issuers or any of the Guarantors shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

          (f) Clear Market. During the period from the date hereof through and including the date that is 90 days after the date hereof, each of the Issuers and each of the Guarantors will not, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by any of the Issuers or any of the Guarantors and having a tenor of more than one year.

          (g) Use of Proceeds. The Issuers will apply the net proceeds from the sale of the Securities as described in the Offering Memorandum under the heading "Use of proceeds."

     (h) Supplying Information. While the Securities remain outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, each of the Issuers and each of the Guarantors will, during any period in which the Issuers are not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, furnish to holders of the Securities and prospective purchasers of the Securities designated by such holders, upon the request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

     (i) PORTAL and DTC. If requested, the Issuers will assist the Initial Purchasers in arranging for the Securities to be designated Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") Market securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. ("NASD") relating to trading in the PORTAL Market and for the Securities to be eligible for clearance and settlement through The Depository Trust Company ("DTC").

     (j) No Resales by the Issuers. Until the issuance of the Exchange Securities, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been acquired by any of them, except for Securities purchased by the Company or any of its affiliates and resold in a transaction registered under the Securities Act.

     (k) No Integration. Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities
          Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

     (l) No General Solicitation or Directed Selling Efforts. None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no covenant is given) will (i) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or (ii) engage in any directed selling efforts within the meaning of Regulation S, and all such persons will comply with the offering restrictions requirement of Regulation S.

     (m) No Stabilization. None of the Issuers or any of the Guarantors will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

     (n) Reorganization, IPO and Spin-Off. None of the Company or any of its affiliates will conduct the Reorganization, IPO or Spin-off in such a manner that the Reorganization, the IPO or the Spin-off will materially adversely affect the holders of the Securities or will result in the imposition of any material additional tax obligations on the Company, its subsidiaries or the holders of the Securities.

     5. Conditions of Initial Purchasers' Obligations. The obligation of each Initial Purchaser to purchase Securities on the Closing Date as provided herein is subject to the performance by each of the Issuers and each of the Guarantors of their respective covenants and other obligations hereunder and to the following additional conditions:

          (a) Representations and Warranties. The representations and warranties of the Issuers and the Guarantors contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Issuers, the Guarantors and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

          (b) No Downgrade. Subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock issued or guaranteed by any of the Issuers or any of the Guarantors by any "nationally recognized statistical rating organization", as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act; and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock issued or guaranteed by any of the Issuers or any of the Guarantors (other than an announcement with positive implications of a possible upgrading).

          (c) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, no event or condition of a type described in
     Section 3(c) hereof shall have occurred or shall exist, which event or condition is not described in the Offering Memorandum (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement and the Offering Memorandum.

          (d) Officer's Certificate. The Representatives shall have received on and as of the Closing Date a certificate of an executive officer of each of the Issuers and of each Guarantor who has specific knowledge of such Issuer's or such Guarantor's financial matters and is satisfactory to the Representatives (i) confirming that such officer has carefully reviewed the Offering Memorandum and, to the best knowledge of such officer, the representation set forth in Section 3(a) hereof is true and correct, (ii) confirming that the other representations and warranties of each of the Issuers and each Guarantor in this Agreement are true and correct and that the Issuers and the Guarantors have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (b) and (c) above.

          (e) Comfort Letters. On the date of this Agreement and on the Closing Date, PricewaterhouseCoopers LLP shall have furnished to the Representatives, at the request of the Issuers, letters, dated the respective dates of delivery thereof and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants'

     "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Preliminary Offering Memorandum and the Offering Memorandum; provided that the letter delivered on the Closing Date shall use a "cut-off" date no more than three business days prior to the Closing Date.

          (f) Reserve Report Confirmation Letters. On the date of this Agreement and on the Closing Date, each of Netherland, Sewell & Associates, Inc., Ryder Scott Company and H.J. Gruy and Associates, Inc. shall have furnished to the Representatives, at the request of the Issuers, letters, dated the respective dates of delivery thereof and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representatives, containing statements and information with respect to the oil and gas reserves of the Company and its subsidiaries as reported in letters to Parent.

          (g) Opinion of Counsel for the Issuers. Akin, Gump, Strauss, Hauer & Feld, L.L.P., counsel for the Issuers, shall have furnished to the Representatives, at the request of the Issuers, their written opinion, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representatives, substantially to the effect set forth in Annex B hereto.

          (h) Opinion of Counsel for the Initial Purchasers. The Representatives shall have received on and as of the Closing Date an opinion of Simpson Thacher & Bartlett, counsel for the Initial Purchasers, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

          (i) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees.

          (j) Good Standing. The Representatives shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Issuers and the Guarantors in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

          (k) Registration Rights Agreement. The Initial Purchasers shall have received a counterpart of the Registration Rights Agreement that shall have been executed and delivered by a duly authorized officer of each of the Issuers and each of the Guarantors.

          (l) Credit Facility. All documents to be executed in connection with the Credit Facility shall have been duly executed and delivered by the Company, the Guarantors and the requisite lenders and other parties thereto and the Company and the Guarantors shall have satisfied all conditions precedent to borrowings under the Credit Facility and the commitments available for borrowing thereunder, after the use of the initial borrowings made on the Closing Date of the Credit Facility and the net proceeds of the Securities, shall be in an amount required to redeem the outstanding Parent Notes and repay and terminate the existing revolving credit facility of the Parent.

          (m) No Event of Default. At the Closing Date, after giving effect to the consummation of the transaction by the Transaction Documents, there shall exist no default or event of default under the Indenture or the Credit Facility.

          (n) Documentation. The Representatives shall have received true copies of the Credit Facility, the transition agreements set forth on Schedule 3 hereto and all other material documentation related thereto.

          (o) Redemption Notice for Parent Notes. Parent shall have given irrevocable notice to the holders of the Parent Notes that Parent will redeem the Parent Notes pursuant to the terms of the Parent Notes indenture.

          (p) PORTAL and DTC. The Securities shall have been approved by the NASD for trading in the PORTAL Market and shall be eligible for clearance and settlement through DTC.

          (q) Additional Documents. On or prior to the Closing Date, the Issuers and the Guarantors shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

     All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

     6. Indemnification and Contribution.

     (a) Indemnification of the Initial Purchasers. Each of the Issuers, each of the Guarantors and the Parent jointly and severally agree to indemnify and hold harmless each Initial Purchaser, its affiliates, directors and officers and each person, if any, who controls such Initial Purchaser within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto) or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser furnished to the Issuers in writing by such Initial Purchaser through the Representatives expressly for use therein; provided, that with respect to any such untrue statement in or omission from the Preliminary Offering Memorandum, the indemnity agreement contained in this paragraph (a) shall not inure to the benefit of any Initial Purchaser to the extent that the sale to the person asserting any such loss, claim, damage or liability was an initial resale by such Initial Purchaser and any such loss, claim, damage or liability of or with respect to such Initial Purchaser results from the fact that both (i) a copy of the Offering Memorandum was not sent or given to such person at or prior to the written confirmation of the sale of such Securities to such person and (ii) the untrue statement in or omission from such Preliminary Offering Memorandum was corrected in the Offering Memorandum unless, in either case, such failure to deliver the Offering Memorandum was a result of non-compliance by the Company with the provisions of
Section 4 hereof.

     (b) Indemnification of the Issuers. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless each of the Issuers, each of the Guarantors and each person, if any, who controls any of the Issuers or any of the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Initial Purchaser furnished to the Issuers in writing by such Initial Purchaser through the Representatives expressly for use in the Preliminary Offering Memorandum and the Offering Memorandum (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of the following: (i) the last paragraph on the front cover page concerning the terms of the offering by the Initial Purchasers, (ii) the statements concerning the Initial Purchasers contained in (1) the third paragraph, (2) the fifth and sixth sentences in the eight paragraph and (3) the tenth paragraph under the heading "Plan of distribution".

     (c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnification may be sought (the "Indemnifying Person") in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 6 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 6. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this
Section 6 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the

Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Initial Purchaser, its affiliates, directors and officers and any control persons of such Initial Purchaser shall be designated in writing by J.P. Morgan Securities Inc. and Goldman, Sachs & Co. and any such separate firm for the Issuers, the Guarantors and any control persons of the Issuers and the Guarantors shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

     (d) Contribution. If the indemnification provided for in paragraphs (a) and
(b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers, the Guarantors and the Parent on the one hand and the Initial Purchasers on the other from the offering of the Securities or
(ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Issuers, the Guarantors and the Parent on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Issuers, the Guarantors and the Parent on the one hand and the Initial Purchasers on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Issuers from the sale of the Securities and the total discounts and commissions received by the Initial Purchasers in connection therewith, as provided in this Agreement, bear to the aggregate offering price of the Securities. The relative fault of the Issuers and the Guarantors on the one hand and the Initial Purchasers on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by any of the Issuers or any Guarantor or by the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     (e) Limitation on Liability. The Issuers, the Guarantors, the Parent and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 6, in no event shall an Initial Purchaser be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser with respect to the offering of the Securities exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute pursuant to this Section 6 are several in proportion to their respective purchase obligations hereunder and not joint.

     (f) Non-Exclusive Remedies. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

     7. Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Parent, any of the Issuers or any of the Guarantors shall have been suspended on any exchange; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or
(iv) there shall have occurred any outbreak or escalation of hostilities or any change in major financial markets or any calamity or crisis, either within or outside the United States, that in the judgment of the Representatives is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement and the Offering Memorandum.

     8. Defaulting Initial Purchaser. (a) If, on the Closing Date, any Initial Purchaser defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Initial Purchasers may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this

Agreement. If, within 36 hours after any such default by any Initial Purchaser, the non-defaulting Initial Purchasers do not arrange for the purchase of such Securities, then the Issuers shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Initial Purchasers to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Initial Purchaser, either the non-defaulting Initial Purchasers or the Issuers may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Issuers or counsel for the Initial Purchasers may be necessary in the Offering Memorandum or in any other document or arrangement, and the Issuers agree to promptly prepare any amendment or supplement to the Offering Memorandum that effects any such changes. As used in this Agreement, the term "Initial Purchaser" includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in
Schedule 1 hereto that, pursuant to this Section 8, purchases Securities that a defaulting Initial Purchaser agreed but failed to purchase.

     (b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Issuers as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Issuers shall have the right to require each non-defaulting Initial Purchaser to purchase the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder plus such Initial Purchaser's pro rata share (based on the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder) of the Securities of such defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made.

     (c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Issuers as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Issuers shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchasers. Any termination of this Agreement pursuant to this Section 8 shall be without liability on the part of the Issuers or the Guarantors, except that each of the Issuers and each of the Guarantors will continue to be liable for the payment of expenses as set forth in Section 9 hereof and except that the provisions of Section 6 hereof shall not terminate and shall remain in effect.

     (d) Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Issuers, the Guarantors or any non-defaulting Initial Purchaser for damages caused by its default.

     9. Payment of Expenses. (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, each of the Issuers and each of the Guarantors jointly and severally agree to pay or cause to be paid all costs and expenses incident to the performance of their respective obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation and printing of the Preliminary Offering Memorandum and the Offering Memorandum (including any amendment or supplement thereto) and the distribution thereof;
(iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Issuers' and the Guarantors' counsel, independent accountants and independent petroleum engineering firms;
(v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Initial Purchasers); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with the application for the inclusion of the Securities on the PORTAL Market and the approval of the Securities for book-entry transfer by DTC; and (ix) all expenses incurred by the Company in connection with any "road show" presentation to potential investors. On or prior to the thirtieth day after the Closing Date, each of the Issuers and each of the Guarantors jointly and severally agree to pay or cause to be paid to the Initial Purchasers for out-of-pocket costs and expenses (including the fees and expenses of their counsel) in connection with this Agreement and the offering contemplated hereby $750,000 by wire transfer in immediately available funds to the account(s) specified by the Representatives to the Company.

     (b) If (i) this Agreement is terminated pursuant to clause (ii) of Section 7, (ii) the Company for any reason fails to tender the Securities for delivery to the Initial Purchasers or (iii) the Initial Purchasers decline to purchase the Securities because a condition to closing is not satisfied, each of the Issuers and each of the Guarantors jointly and severally agrees to reimburse the Initial Purchasers for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Initial Purchasers in connection with this Agreement and the offering contemplated hereby.

     10. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and any controlling persons referred to herein, and the affiliates, officers and directors of each Initial Purchaser referred to in Section 6 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor merely by reason of such purchase.

     11. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Issuers, the Guarantors, the Parent and the Initial Purchasers contained in this Agreement or made by or on behalf of the Issuers, the Guarantors, the Parent or the Initial Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Issuers, the Guarantors, the Parent or the Initial Purchasers.

     12. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term "affiliate" has the meaning set forth in Rule 405 under the

Securities Act; (b) the term "business day" means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term "Exchange Act" means the Securities Exchange Act of 1934, as amended; and
(d) the term "subsidiary" has the meaning set forth in Rule 405 under the Securities Act.

     13. Miscellaneous. (a) Authority of the Representatives. Any action by the Initial Purchasers hereunder may be taken by J.P. Morgan Securities Inc. and Goldman, Sachs & Co. on behalf of the Initial Purchasers, and any such action taken by J.P. Morgan Securities Inc. and Goldman, Sachs & Co. shall be binding upon the Initial Purchasers.

     (b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Initial Purchasers shall be given to the Representatives c/o J.P. Morgan Securities Inc., 270 Park Avenue, New York, New York 10017 (fax: 212-270-0994); Attention:
Geoffrey Benson and Goldman, Sachs & Co., 85 Broad Street, 15th Floor, New York, New York 10004 (fax: 212-357-5505), Attention: Don Hansen, Registration Department. Notices to the Issuers and the Guarantors shall be given to them at Plains Exploration & Production Company, L.P., 500 Dallas Street, Suite 700, Houston, Texas 77002 (fax: 713-654-4915); Attention: Timothy T. Stephens.

     (c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     (d) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

     (e) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

     (f) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

     If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

                          Very truly yours,

                          PLAINS EXPLORATION & PRODUCTION
                          COMPANY, L.P.

                          By:  Stocker Resources, Inc.,
                                   its general partner

                          By  /S/ Timothy T. Stephens
                              -----------------------------------------------
                             Vice President and Secretary

                          PLAINS E&P COMPANY


                          By  /S/ Timothy T. Stephens
                              -----------------------------------------------
                              Vice President and Secretary

                          PLAINS RESOURCES INC.

                          By  /S/ Timothy T. Stephens
                              -----------------------------------------------
                              Executive Vice President - Administration,
                              General Counsel and Secretary

                          ARGUELLO INC.


                          By  /S/ Timothy T. Stephens
                              -----------------------------------------------
                              Vice President and Secretary

                          PLAINS ILLINOIS INC.


                          By  /S/ Timothy T. Stephens
                              -----------------------------------------------
                              Vice President and Secretary

                           PLAINS RESOURCES INTERNATIONAL INC.


                           By  /S/ Timothy T. Stephens
                               ----------------------------------------------
                               Vice President and Secretary

                           PMCT INC.


                           By  /S/ Timothy T. Stephens
                               ----------------------------------------------
                               Vice President and Secretary

Accepted: June 28, 2002

For itself and on behalf of the
several Initial Purchasers listed
in Schedule 1 hereto.

J.P. MORGAN SECURITIES INC.


By  /S/ Geoffrey Benson
    --------------------------------
         Authorized Signatory


GOLDMAN, SACHS & CO.

By  /S/ Goldman, Sachs & Co.
    --------------------------------
         Goldman, Sachs & Co.

                                                                      Schedule 1



            Initial Purchaser                        Principal Amount
            -----------------                        ----------------
J.P. Morgan Securities Inc.                            $90,000,000
Goldman, Sachs & Co.                                    90,000,000
Banc One Capital Markets, Inc.                           5,000,000
BNP Paribas Securities Corp.                             5,000,000
Fleet Securities, Inc.                                   5,000,000
Fortis Investment Services LLC                           5,000,000
                                                      ------------
                                   Total              $200,000,000

                                                                      Schedule 2



                                  Subsidiaries

Plains E&P Company, a co-issuer
Arguello Inc., a Guarantor
Plains Illinois Inc., a Guarantor
Plains Resources International Inc., a Guarantor
PMCT Inc., a Guarantor

                                                                      Schedule 3

                              Transition Agreements

1. Master Separation Agreement, dated as of July 3, 2002, between Plains Resources Inc. and Plains Exploration & Production Company, L.P.

2. Employee Matters Agreement, dated as of July 3, 2002 between Plains Resources Inc. and Plains Exploration & Production Company, L.P.

3. Tax Allocation Agreement, dated as of July 3, 2002, between Plains Resources Inc. and Plains Exploration & Production Company, L.P.

4. Intellectual Property Agreement, dated as of July 3, 2002, between Plains Resources Inc. and Plains Exploration & Production Company, L.P.

5. Plains Exploration & Production Transition Services Agreement, dated as of July 3, 2002, between Plains Resources Inc. and Plains Exploration & Production Company, L.P.

6. Plains Resources Transition Services Agreement, dated as of July 3, 2002, between Plains Resources Inc. and Plains Exploration & Production, L.P.

7. Technical Services Agreement, dated as of July 3, 2002, between Plains Resources Inc., Plains Exploration & Production Company, L.P. and Calumet Florida, LLC.

8. Acknowledgement and Agreement, dated as of July 3, 2002, among Plains Resources Inc., Stocker Resources Inc., Arguello Inc., Plains Illinois Inc., Calumet Florida, Inc., Plains Holdings Inc., Plains Holdings LLC, PMCT Inc. and Plains Resources International Inc.

                                                                         ANNEX A

           Restrictions on Offers and Sales Outside the United States

     In connection with offers and sales of Securities outside the United
States:

     (a) Each Initial Purchaser acknowledges that the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act.

     (b) Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

          (i) Such Initial Purchaser has offered and sold the Securities, and will offer and sell the Securities, (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering of the Securities and the Closing Date, only in accordance with Regulation S under the Securities Act ("Regulation S") or Rule 144A or any other available exemption from registration under the Securities Act.

          (ii) None of such Initial Purchaser or any of its affiliates or any other person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and all such persons have complied and will comply with the offering restrictions requirement of Regulation S.

          (iii) At or prior to the confirmation of sale of any Securities sold in reliance on Regulation S, such Initial Purchaser will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchase Securities from it during the distribution compliance period a confirmation or notice to substantially the following effect:

          "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities and the date of original issuance of the Securities, except in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act. Terms used above have the meanings given to them by Regulation S."

          (iv) Such Initial Purchaser has not and will not enter into any contractual arrangement with any distributor with respect to the distribution of the

     Securities, except with its affiliates or with the prior written consent of the Company.

Terms used in paragraph (a) and this paragraph (b) and not otherwise defined in this Agreement have the meanings given to them by Regulation S.

     (c) Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that (i) it has not offered or sold and prior to the date six months after the Closing Date will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the United Kingdom Public Offers of Securities Regulations 1995 (as amended); (ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the United Kingdom Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of any Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company or the Guarantors; and (iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

     (d) Each Initial Purchaser acknowledges that no action has been or will be taken by the Company that would permit a public offering of the Securities, or possession or distribution of the Preliminary Offering Memorandum, the Offering Memorandum or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required.

                                                                         ANNEX B

                   Form of Opinion of Counsel for the Issuers

     Counsel for the Opinion Parties (as defined below) shall express their opinion as to (i) the Laws of the State of New York, (ii) the Laws of the State of Texas, (iii) the Laws of the State of California, (iv) the General Corporation Law of the State of Delaware, and (v) the Federal Laws of the United States of America (the "Included Laws," as specified in such opinion).

          (A) Each of the Issuers, the Guarantors, the Parent and the general partner of the Company (collectively, the "Opinion Parties") other than the Company is validly existing as a corporation in good standing under the laws of the jurisdiction of its organization and is duly qualified and is in good standing as a foreign corporation in the jurisdictions listed on a schedule to such opinion. Each Opinion Party other than the Company has the corporate power and authority to enter into the Transaction Documents and Transition Agreements to which it is party and to perform its obligations thereunder.

          (B) The Company is validly existing as a limited partnership in good standing under the laws of California and is in good standing in the jurisdictions listed on a schedule to such opinion. The Company, by the action of the general partner of the Company, has the limited partnership power and authority to enter into the Transaction Documents and Transition Agreements to which it is party and to perform its obligations thereunder.

          (C) All the outstanding shares of capital stock of each Guarantor are owned directly or indirectly by the Company, and to such counsel's knowledge, are free and clear of any lien, charge, encumbrance, security interests, restriction upon voting or transfer or any other claim of any third party, except only the pledge of such shares pursuant to the Credit Agreement.

          (D) The statements in the Offering Memorandum under the heading "Material U.S. Federal Income Tax Considerations" and "Business - Regulation" to the extent that they constitute summaries of matters of law or regulation or legal conclusions fairly summarize the matters described therein in all material respects.

          (E) (a) The execution and delivery of each Transaction Document and each Transition Agreement by each Opinion Party thereto, and the performance by such Opinion Party of its obligations under the Transaction Documents or Transition Agreements, as applicable, have been duly authorized by all necessary corporate action on the part of the applicable Opinion Party. (b) Each Transaction Document (other than the Exchange Securities) and each Transition Agreement has been duly executed and delivered by each Opinion Party that is a party to such Transaction Document or Transition Agreement, as applicable.

          (F) The Registration Rights Agreement is the valid and binding obligation of each Opinion Party thereto, enforceable against each such Opinion Party in accordance with its terms.

          (G) The Indenture is a valid and binding obligation of each Opinion Party thereto, enforceable against such Opinion Party in accordance with its terms. The Indenture conforms in all material respects with the requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

          (H) The Securities when duly authenticated in accordance with the terms of the Indenture and duly paid for by and delivered to the Initial Purchasers in accordance with the terms of the Purchase Agreement will constitute valid and binding obligations of the Issuers entitled to the benefits of the Indenture and will be enforceable against the Issuers in accordance with their terms.

          (I) The Exchange Securities (including the related guarantees), when duly executed, authenticated, issued and delivered as provided in the Indenture and the Registration Rights Agreement will constitute valid and binding obligations of the Issuers and the Guarantors, enforceable against the Issuers and the Guarantors, as guarantors, in accordance with their terms.

          (J) The Letter Agreement is a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms.

          (K) Each Transition Agreement is a valid and binding obligation of each Opinion Party thereto, enforceable against such Opinion Party in accordance with its terms.

          (L) The Purchase Agreement, the Securities, the Indenture, the Registration Rights Agreement, the Transition Agreements and the Credit Agreement conform in all material respects to the descriptions thereof contained in the Offering Memorandum.

          (M) The execution and delivery of each Transaction Document by the Opinion Parties party thereto do not, and the performance by the Opinion Parties of their obligations thereunder will not, (a) violate the Certificate of Incorporation or By-Laws of any Opinion Party, (b) breach or result in a default of any currently existing agreement or instrument listed as an Exhibit to either the Registration Statement on Form S-1 filed June 29, 2002 by the Company or the Agreements listed on a schedule to such opinion, or the Credit Agreement, or (c) violate any Included Law.

          (N) The execution and delivery of the Transaction Documents by the Opinion Parties do not, and the performance by the Opinion Parties of their obligations thereunder will not, result in any violation of any order, writ, judgment or decree known to such counsel.

          (O) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body (each, a "Filing") is required under any of the Included Laws for the due execution and delivery of the Transaction Documents by any Opinion Party thereto and the performance by the Opinion Parties of their obligations thereunder, except (i) routine Filings necessary in connection with the conduct of the Opinion Parties' business, (ii) such other Filings as have been obtained or made, (iii) Filings required under Federal and state securities laws as provided in the Registration Rights Agreement, (iv) Filings related to environmental matters, ERISA matters, taxes and intellectual property, and
     (v) Filings required to maintain corporate and similar standing and existence.

          (P) Neither of the Issuers nor any of their subsidiaries is an "investment company" or a company "controlled by" an investment company within the meaning of the Investment Company Act and the rules and regulations of the Commission thereunder, without taking account of any exemption under the Investment Company Act arising out of the number of holders of the Company's securities.

          (Q) Neither the consummation of the transaction contemplated by the Purchase Agreement nor the sale, issuance, execution or delivery of the Securities will violate Regulation T, U or X of the Federal Reserve Board.

          (R) Assuming the accuracy of the representations, warranties and agreements of the Issuers, Parent and of the Initial Purchasers contained in the Purchase Agreement, no registration of the Securities under the Securities Act or qualification of the Indenture under the Trust Indenture Act is required in connection with the issuance and sale of the Securities by the Issuers to the Initial Purchasers and the initial offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by the Purchase Agreement and the Offering Memorandum.

          (S) Except as described in the Offering Memorandum, to such counsel's actual knowledge, none of the Issuers or the Guarantors is a party to any adversarial action, suit, or proceeding pending or threatened overtly by a written communication, at law or in equity, or before any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, which action, suit or proceeding seeks either to enjoin the transactions contemplated by the Transaction Documents or to recover monetary damages from the Issuers or the Guarantors in excess of $1,000,000.

     Such counsel shall also state that they have participated in conferences with representatives of the Company and with representatives of its independent accountants and counsel at which conferences the contents of the Preliminary Offering Memorandum and the Offering Memorandum and any amendment and supplement thereto and related matters were discussed and, although such counsel assume no responsibility for the accuracy, completeness or fairness of the Preliminary Offering Memorandum and the Offering Memorandum and any amendment or supplement thereto (except as expressly provided above), nothing has come to the attention of such counsel to cause such counsel to believe that the Preliminary Offering Memorandum, as of its date, contained any untrue statement of a material fact or omitted to state a material fact or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or that the Offering Memorandum or any amendment or supplement thereto, as of its date and the Closing Date, contained or contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than, in each case, the financial statements and other financial information contained therein, as to which such counsel need express no belief).

     In rendering such opinion, such counsel may rely as to matters of fact on certificates of responsible officers of the Issuers and the Guarantors and public officials that are furnished to the Initial Purchasers.

     The opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P. described above shall be rendered to the Initial Purchasers at the request of the Company and shall so state therein.

                                                                       Exhibit A


                     [Form of Registration Rights Agreement]